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Exhibit 99.1

HearMe Stockholders Approve Dissolution Plan

MOUNTAIN VIEW, Calif.—(BUSINESS WIRE)—Oct. 25, 2001—HearMe (OTCBB:HEAR—news), today announced that its stockholders have approved the Company's Plan of Liquidation and Dissolution offered for vote at the Annual Meeting of Stockholders held October 22, 2001 in the Sheraton Sunnyvale Hotel, 1111 N. Mathilda Avenue, Sunnyvale, California.

As a result, the Company is proceeding with the sale of all of its assets and thereafter intends to return any remaining capital to the stockholders.

Among other matters, HearMe stockholders also elected six directors of the Company. A copy of the proxy materials previously mailed to shareholders can be accessed online at the SEC's Web site located at www.sec.gov or through various other Web sites offering access to SEC filing materials.

On July 30, 2001, HearMe announced plans for an orderly wind down of business operations, including a potential sale of the assets and settlement of liabilities, with the objective of returning any remaining capital to stockholders. HearMe common stock is now trading on the OTC Bulletin Board under the symbol HEAR.OB.

About HearMe

HearMe (OTCBB:HEAR—news) developed VoIP application technologies that deliver increased productivity and flexibility in communication via next generation communications networks. The Company's PC-to-phone, phone-to-phone, and PC-to-PC VoIP application platform offers innovative technology and turnkey applications that simplify the process of bringing differentiated, enhanced communications services to market. Communications services supported or enhanced by HearMe technology include VoIP-based conferencing, VoIP Calling, and VoIP-enabled customer relationship management (CRM). Founded in 1995, HearMe is located in Mountain View, California, and is located on the Internet at www.hearme.com. Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements and may include words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or forecasted in such forward-looking statements. No assurance can be given that HearMe will be successful in pursuing a sale of its assets, or that an orderly winding-down of HearMe's operations would actually increase stockholder value or result in any remaining capital for distribution to stockholders. HearMe may not be able to find qualified buyers for its assets. Furthermore, because many of HearMe's assets, particularly its intellectual property, will decline in value over time, HearMe may not be able to consummate the sale of these assets in time to generate meaningful value. We expect to recognize little or no revenue following this announcement, other than revenue recognized from the sale of any assets. HearMe may not be able to negotiate a settlement of all of its obligations to creditors. These include, without limitation, long term contractual obligations associated with facilities leases and business agreements with third parties. In addition, there can be no assurance regarding HearMe's current expectations about the trading of its Common Stock or its eligibility for continued trading on the OTC Bulletin Board. Other potential risks and uncertainties include, without limitation, our ability to retain key employees through the liquidation and dissolution process; the failure of estimates of net proceeds from the sale or license of assets to be realized by HearMe's stockholders, and the lack of reliability of such estimates; uncertainty relating to the amount or timing of any distributions to stockholders; HearMe's ability to settle all of its obligations to creditors; amendment, delay in implementation or termination of any plan to wind down HearMe's operations; the liability of HearMe's stockholders for HearMe's liabilities in the event contingency reserves are insufficient to satisfy remaining liabilities; any winding-down of HearMe in the future may result in payments to stockholders that are substantially lower than the price a stockholder paid for shares of our common stock; litigation that may arise as a result of HearMe's plan to wind down its operations; and changing legislation and government regulation. These and other risk factors are described in detail in HearMe's Annual Report on Form 10-K/A for the period ended December 31, 2000, Form 10-Q for the period ended June 30, 2001, and in HearMe's other filings with the Securities and Exchange Commission. HearMe does not undertake any obligation to publicly update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Note to Editors: HearMe is a trademark of HearMe. All other products or service names mentioned herein are trademarks of their respective owners.

Contact:

  HearMe, Mountain View
  Joyce Keshmiry, 650/429-3778
  Chief Financial Officer
   investor_relations@hearme.com

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  Exhibit 99.1